Exhibit 99.1

Fluent Announces Third Quarter 2023 Financial Results

•	Revenue of $66.2 million for Q3 2023 and $225.6 million for YTD 2023
•	Gross profit (exclusive of depreciation and amortization) of $16.1 million for Q3 2023 and $57.7 million for YTD 2023
•	Net loss of $33.6 million for Q3 2023 and $61.3 million for YTD 2023
•	Media margin of $19.3 million for Q3 2023 and $67.2 million for YTD 2023
•	Adjusted EBITDA of negative $1.7 million for Q3 2023 and positive $4.3 million for YTD 2023
•	Adjusted net loss of $4.1 million for Q3 2023 and $6.8 million for YTD 2023

New York, NY – November 14, 2023 – Fluent, Inc. (NASDAQ: FLNT), a leading data-driven performance marketing company, today reported financial results for the third quarter ended September 30, 2023.

Don Patrick, Fluent’s Chief Executive Officer, commented, "Our third quarter results clearly reflect our post-FTC settlement transition and the subsequent impact on our financials related to the business segments we have deemed non-strategic in the future. Our immediate-term focus is to re-establish our base, and we are confident we will sequentially rebuild our core, albeit at a more moderate pace. Fluent core performance marketplaces are highly differentiated within our industry, and we will leverage their competitive advantages to ultimately expand our margins. In parallel, we leverage our core to continue to enthusiastically invest in the new strategic growth initiatives we have embarked upon, which are grounded in high quality consumer engagement.

We are positioning Fluent at the forefront of our industry, and our recent FTC settlement fills a void by providing much needed clear industry compliance standards that we are pleased to have led. Our foundational commitment remains to enhance the quality of consumer engagements within our Performance Marketplaces.  We are navigating the market realities, whereas our competitors may opportunistically pause at their own risk. While it could take a few quarters or more for our competitors to be able to implement the new standards, our leadership course will provide us long-term, strategic operating leverage in the market.

We are excited by the progress of our growth initiatives and the strategic value they are already delivering with consumers, as validated by our clients. In turn, we’re confident we are well positioned to earn market share in growing marketplaces we have only recently entered – and where we are establishing Fluent credentials that represent an exceptional value proposition and ROAS for our growing stable of clients."

Third Quarter Financial Highlights

•	Revenue decreased 26% to $66.2 million, from $89.0 million in Q3 2022
•	Gross profit (exclusive of depreciation and amortization) of $16.1 million, a decrease of 32% over Q3 2022 and representing 24% of revenue
•	Net loss of $33.6 million, or $0.41 per share, compared to net income of $3.1 million, or $0.04 per share, for Q3 2022, primarily reflective of the current period's goodwill impairment
•	Media margin of $19.3 million, a decrease of 31% over Q3 2022 and representing 29.2% of revenue
•	Adjusted EBITDA of negative $1.7 million, a decrease of $7.6 million over Q3 2022 and representing (2.6%) of revenue
•	Adjusted net loss of $4.1 million, or $0.05 per share, compared to adjusted net income of $5.0 million, or $0.06 per share, for Q3 2022

Nine Months Ended September 30, 2023 Financial Highlights

•	Revenue decreased 18% to $225.6 million, from $276.5 million for the nine months ended September 30, 2022
•	Gross profit (exclusive of depreciation and amortization) of $57.7 million, a decrease of 22% over the nine months ended September 30, 2022 and representing 26% of revenue
•	Net loss of $61.3 million, or $0.74 per share, compared to net loss of $55.8 million, or $0.69 per share, for the nine months ended September 30, 2022, both mainly reflective of goodwill impairment
•	Media margin of $67.2 million, a decrease of 22% over the nine months ended September 30, 2022 and representing 29.8% of revenue
•	Adjusted EBITDA of negative $4.3 million, a decrease of $15.8 million over the for the nine months ended September 30, 2022 and representing (1.9%) of revenue
•	Adjusted net loss of $6.8 million, or $0.08 per share, compared to adjusted net income of $6.6 million, or $0.08 per share, for the nine months ended September 30, 2022

Media margin, adjusted EBITDA, and adjusted net income are non-GAAP financial measures, as defined and reconciled below.

Business Goals

•	Leverage our leadership position with the new compliance standards we have set to level the industry playing field, create additional competitive differentiation, and increase market share.
•	Ensure we source customer traffic that meets our internal quality and regulatory requirements, leading to higher quality consumer engagement for our advertisers.
•	Fortify our Owned and Operated Performance Marketplace and strategically grow ner marketplaces that leverage our Fluent assets – Influencer, Call Solutions, and Adflow.
•	In the current economic environment, continue to be prudent in managing growth, margin, and investment initiatives for long-term success.

  Conference Call

Fluent, Inc. will host a conference call on Tuesday, November 14, 2023, at 4:30 PM ET to discuss its 2023 third quarter financial results. The conference call can be accessed by phone after registering online at https://register.vevent.com/register/BI15ef9d7c89504248a2b0efce10bd6728. The call will also be webcast simultaneously on the Fluent website at https://investors.fluentco.com/. Following the completion of the earnings call, a recorded replay of the webcast will be available for those unable to participate. To listen to the telephone replay, please connect via https://edge.media-server.com/mmc/p/5dftrzyv. The replay will be available for one year, via the Fluent website https://investors.fluentco.com/.

About Fluent, Inc.

Fluent, Inc. (NASDAQ: FLNT) is a leader in customer acquisition, leveraging its direct response expertise to drive engagement and power discovery for leading brands. Backed by proprietary data science, Fluent drives opted-in consumers to targeted offers, allowing them to find new opportunities, content, and products that enhance their lives. Established in 2010 and headquartered in New York City, Fluent’s team of experts has spent over $1B in media across its digital media portfolio to build a global audience available through 500+ DSPs, DMPs, online publishers, and programmatic platforms. For more information, visit www.fluentco.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in this press release may be considered to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Those statements include statements regarding the intent, belief or current expectations or anticipations of Fluent and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following:

•	Compliance with a significant number of governmental laws and regulations, including those laws and regulations regarding privacy and data;
•	The financial impact of compliance changes to our business, including changes to our employment opportunities marketplace and programmatic advertising businesses, and whether and when our competitors will implement similar changes;
•	The outcome of litigation, regulatory investigations, or other legal proceedings in which we may become involved in the future;
•	Failure to safeguard the personal information and other data contained in our database;
•	Failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights;
•

Unfavorable global economic conditions, including as a result of health concerns, terrorist attacks or civil unrest, such as the current conflict between Hamas and Israel (where a significant portion of our customers in the Media & Entertainment industry are located);

•	Dependence on our key personnel;
•	Dependence on third-party service providers;
•	Management of the growth of our operations, including international expansion and the integration of acquired business units or personnel;
•	The impact of the Traffic Quality Initiative, including our ability to replace lower quality consumer traffic with traffic that meets our quality requirements;
•	Ability to compete and manage media costs in an industry characterized by rapidly-changing internet media and advertising technology and evolving industry standards;
•	Regulatory uncertainty, and changing user and client demands; management of unfavorable publicity and negative public perception about our industry;
•	Failure to compete effectively against other online marketing and advertising companies;
•	Competition for web traffic;
•	Dependence on third-party publishers, internet search providers and social media platforms for a significant portion of visitors to our websites;
•	Dependence on emails, text messages and telephone calls, among other channels, to reach users for marketing purposes;
•	Liability related to actions of third-party publishers;
•	Limitations on our third-party publishers’ ability to collect and use data derived from user activities;
•	Ability to remain competitive with the shift to mobile applications;
•	Failure to detect click-through or other fraud on advertisements;
•	The impact of increased fulfillment costs;
•	Dependence on a single advertiser client;
•	Failure to meet our clients’ performance metrics or changing needs;
•	The effect of pricing pressure by certain clients and the ability of our marketplace to respond through allocating traffic to higher paying clients;
•	Compliance with the covenants of our credit agreement in light of current business conditions; and
•	The potential for failures in our internal control over financial reporting.

These and additional factors to be considered are set forth under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in our other filings with the Securities and Exchange Commission. Fluent undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

FLUENT, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

(unaudited)

	September 30, 2023	December 31, 2022
ASSETS:
Cash and cash equivalents	$20,513	$25,547
Accounts receivable, net of allowance for doubtful accounts of $177 and $544, respectively	48,515	63,164
Prepaid expenses and other current assets	8,069	3,506
Total current assets	77,097	92,217
Property and equipment, net	687	964
Operating lease right-of-use assets	3,833	5,202
Intangible assets, net	27,710	28,745
Goodwill	1,261	55,111
Other non-current assets	1,502	1,730
Total assets	$112,090	$183,969
LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable	$11,841	$6,190
Accrued expenses and other current liabilities	25,746	35,626
Deferred revenue	492	1,014
Current portion of long-term debt	31,799	5,000
Current portion of operating lease liability	2,295	2,389
Total current liabilities	72,173	50,219
Long-term debt, net	—	35,594
Operating lease liability	2,220	3,743
Other non-current liabilities	2,207	458
Total liabilities	76,600	90,014
Contingencies (Note 10)
Shareholders' equity:
Preferred stock — $0.0001 par value, 10,000,000 Shares authorized; Shares outstanding — 0 shares for both periods	—	—
Common stock — $0.0005 par value, 200,000,000 Shares authorized; Shares issued — 85,803,727 and 84,385,458, respectively; and Shares outstanding — 81,192,158 and 80,085,306, respectively (Note 7)	43	42
Treasury stock, at cost — 4,611,569 and 4,300,152 Shares, respectively (Note 7)	(11,407)	(11,171)
Additional paid-in capital	426,473	423,384
Accumulated deficit	(379,619)	(318,300)
Total shareholders' equity	35,490	93,955
Total liabilities and shareholders' equity	$112,090	$183,969

FLUENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$66,239	$89,046	$225,638	$276,470
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	50,148	65,270	167,960	202,859
Sales and marketing	4,426	4,254	13,454	12,590
Product development	4,511	4,622	14,064	13,979
General and administrative	8,725	10,877	24,991	33,852
Depreciation and amortization	2,658	3,398	8,112	10,037
Goodwill impairment and write-off of intangible assets	29,705	—	55,405	55,528
Loss (gain) on disposal of property and equipment	—	(2)	—	19
Total costs and expenses	100,173	88,419	283,986	328,864
Income (loss) from operations	(33,934)	627	(58,348)	(52,394)
Interest expense, net	(936)	(517)	(2,420)	(1,331)
Income (loss) before income taxes	(34,870)	110	(60,768)	(53,725)
Income tax (expense) benefit	1,243	3,003	(551)	(2,119)
Net income (loss)	(33,627)	3,113	(61,319)	(55,844)

Basic and diluted income (loss) per share:
Basic	$(0.41)	$0.04	$(0.74)	$(0.69)
Diluted	$(0.41)	$0.04	$(0.74)	$(0.69)

Weighted average number of shares outstanding:
Basic	82,880,536	81,592,316	82,511,454	81,327,639
Diluted	82,880,536	81,699,966	82,511,454	81,327,639

FLUENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Nine Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(61,319)	$(55,844)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,112	10,037
Non-cash loan amortization expense	330	201
Share-based compensation expense	2,958	2,652
Goodwill impairment	55,405	55,400
Write-off of intangible assets	—	128
Loss on disposal of property and equipment	—	19
Provision for bad debt	(51)	275
Changes in assets and liabilities, net of business acquisitions:
Accounts receivable	14,700	2,406
Prepaid expenses and other current assets	(4,563)	277
Other non-current assets	228	52
Operating lease assets and liabilities, net	(248)	(127)
Accounts payable	5,651	(1,212)
Accrued expenses and other current liabilities	(10,869)	(7,497)
Deferred revenue	(522)	456
Other	(117)	(89)
Net cash provided by operating activities	9,695	7,134
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized costs included in intangible assets	(4,093)	(3,316)
Business acquisitions, net of cash acquired	(1,250)	(971)
Acquisition of property and equipment	(25)	(10)
Net cash used in investing activities	(5,368)	(4,297)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(8,750)	(3,750)
Debt financing costs	(375)	—
Taxes paid related to net share settlement of vesting of restricted stock units	(236)	(448)
Net cash used in financing activities	(9,361)	(4,198)
Net decrease in cash and cash equivalents	(5,034)	(1,361)
Cash and cash equivalents at beginning of period	25,547	34,467
Cash and cash equivalents at end of period	$20,513	$33,106

Definitions, Reconciliations and Uses of Non-GAAP Financial Measures

The following non-GAAP measures are used in this release:

Media margin is defined as that portion of gross profit (exclusive of depreciation and amortization) reflecting the variable costs paid for media and related expenses and excluding non-media cost of revenue. Gross profit (exclusive of depreciation and amortization) represents revenue minus cost of revenue (exclusive of depreciation and amortization). Media margin is also presented as percentage of revenue.

Adjusted EBITDA is defined as net income (loss) excluding (1) income taxes, (2) interest expense, net, (3) depreciation and amortization, (4) share-based compensation expense, (5) goodwill impairment, (6) write-off of intangible assets, (7) loss (gain) on disposal of property and equipment, (8) acquisition-related costs, (9) restructuring and other severance costs, and (10) certain litigation and other related costs.

Adjusted net income (loss) is defined as net income (loss) excluding (1) share-based compensation expense, (2) goodwill impairment, (3) write-off of intangible assets, (4) loss (gain) on disposal of property and equipment, (5) acquisition-related costs, (6) restructuring and other severance costs, and (7) certain litigation and other related costs. Adjusted net income (loss) is also presented on a per share (basic and diluted) basis.

Below is a reconciliation of media margin from gross profit (exclusive of depreciation and amortization), which we believe is the most directly comparable GAAP measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$66,239	$89,046	$225,638	$276,470
Less: Cost of revenue (exclusive of depreciation and amortization)	50,148	65,270	167,960	202,859
Gross profit (exclusive of depreciation and amortization)	$16,091	$23,776	$57,678	$73,611
Gross profit (exclusive of depreciation and amortization) % of revenue	24%	27%	26%	27%
Non-media cost of revenue (1)	3,229	4,290	9,510	12,713
Media margin	$19,320	$28,066	$67,188	$86,324
Media margin % of revenue	29.2%	31.5%	29.8%	31.2%

(1) Represents the portion of cost of revenue (exclusive of depreciation and amortization) not attributable to variable costs paid for media and related expenses.

Below is a reconciliation of adjusted EBITDA from net income (loss) for the three and nine months ended September 30, 2023 and 2022, respectively, which we believe is the most directly comparable GAAP measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss)	$(33,627)	$3,113	$(61,319)	$(55,844)
Income tax expense	(1,243)	(3,003)	551	2,119
Interest expense, net	936	517	2,420	1,331
Depreciation and amortization	2,658	3,398	8,112	10,037
Share-based compensation expense	961	801	2,958	2,652
Goodwill impairment	29,705	—	55,405	55,400
Write-off of intangible assets	—	—	—	128
Loss (gain) on disposal of property and equipment	—	(2)	—	19
Acquisition-related costs(1)(2)	516	536	1,701	1,673
Restructuring and other severance costs	(24)	—	456	38
Certain litigation and other related costs	(1,624)	504	(5,982)	2,502
Adjusted EBITDA	$(1,742)	$5,864	$4,302	$20,055

(1)	Balance includes compensation expense related to non-competition agreements entered into as a result of certain acquisitions.
(2)	Balance includes earn-out expense of ($21) and $89 for the three and nine months ended September 30, 2023, respectively, as a result of certain acquisitions.

Below is a reconciliation of adjusted net income (loss) and adjusted net income (loss) per share from net income (loss) for the three and nine months ended September 30, 2023 and 2022, respectively, which we believe is the most directly comparable GAAP measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except share and per share data)	2023	2022	2023	2022
Net income (loss)	$(33,627)	$3,113	$(61,319)	$(55,844)
Share-based compensation expense	961	801	2,958	2,652
Goodwill impairment	29,705	—	55,405	55,400
Write-off of intangible assets	—	—	—	128
Loss (gain) on disposal of property and equipment	—	(2)	—	19
Acquisition-related costs(1)(2)	516	536	1,701	1,673
Restructuring and other severance costs	(24)	—	456	38
Certain litigation and other related costs	(1,624)	504	(5,982)	2,502
Adjusted net income (loss)	$(4,093)	$4,952	$(6,781)	$6,568
Adjusted net income (loss) per share:
Basic	$(0.05)	$0.06	$(0.08)	$0.08
Diluted	$(0.05)	$0.06	$(0.08)	$0.08
Weighted average number of shares outstanding:
Basic	82,880,536	81,592,316	82,511,454	81,327,639
Diluted	82,880,536	81,699,966	82,511,454	81,379,159

(1)	Balance includes compensation expense related to non-competition agreements entered into as a result of certain acquisitions.
(2)	Balance includes earn-out expense of ($21) and $89 for the three and nine months ended September 30, 2023, respectively, as a result of certain acquisitions.

We present media margin, media margin as a percentage of revenue, adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per share as supplemental measures of our financial and operating performance because we believe they provide useful information to investors. More specifically:

Media margin, as defined above, is a measure of the efficiency of the Company’s operating model. We use media margin and the related measure of media margin as a percentage of revenue as primary metrics to measure the financial return on our media and related costs, specifically to measure the degree by which the revenue generated from our digital marketing services exceeds the cost to attract the consumers to whom offers are made through our services. Media margin is used extensively by our management to manage our operating performance, including evaluating operational performance against budgeted media margin and understanding the efficiency of our media and related expenditures. We also use media margin for performance evaluations and compensation decisions regarding certain personnel.

Adjusted EBITDA, as defined above, is another primary metric by which we evaluate the operating performance of our business, on which certain operating expenditures and internal budgets are based and by which, in addition to media margin and other factors, our senior management is compensated. The first three adjustments represent the conventional definition of EBITDA, and the remaining adjustments are items recognized and recorded under GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. These adjustments include certain litigation and other related costs associated with legal matters outside the ordinary course of business. We consider items one-time in nature if they are non-recurring, infrequent or unusual and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. There were no adjustments for one-time items in the periods presented in this Quarterly Report on Form 10-Q.

Adjusted net income (loss), as defined above, and the related measure of adjusted net income (loss) per share exclude certain items that are recognized and recorded under GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. We believe adjusted net income (loss) affords investors a different view of our overall financial performance as compared to adjusted EBITDA and the GAAP measure of net income (loss).

Media margin, adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per share are non-GAAP financial measures with certain limitations regarding their usefulness. They do not reflect our financial results in accordance with GAAP, as they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations. Accordingly, these metrics are not indicative of our overall results or indicators of past or future financial performance. Further, they are not financial measures of profitability and are neither intended to be used as a proxy for the profitability of our business nor to imply profitability. The way we measure media margin, adjusted EBITDA, and adjusted net income (loss) may not be comparable to similarly titled measures presented by other companies and may not be identical to corresponding measures used in our various agreements.

Contact Information:

Investor Relations

Fluent, Inc.

(212) 785-0431

InvestorRelations@fluentco.com